Exhibit 7C

For period ending 08/31/2010 file number 811-21779.

For funds over #99, list the name of each series and give a consecutive number to each series. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

Series   Fund Name                                                                   Is this the Series last filing

                                                                                          Number Series Name for this series?

                                                                                                                        (Y/N)

101       John Hancock Funds II Floating Rate Income Fund                                    N

102       John Hancock Funds II Core Diversified Growth & Income Fund               N

103       John Hancock Funds II Core Fundamental Holdings Fund                           N

104       John Hancock Funds II Core Global Diversification Fund                            N

105       John Hancock Funds II Alpha Opportunities Fund                                      N

106       John Hancock Funds II Smaller Company Growth Fund                              N

107       John Hancock Funds II Short Term Government Income Fund                    N

108       John Hancock Funds II Mid Value Fund                                                    N

109       John Hancock Funds II Global Agriculture Fund                                         N

110       John Hancock Funds II Global Infrastructure Fund                                     N

111       John Hancock Funds II Global Timber Fund                                               N

112       John Hancock Funds II Alternative Asset Allocation                                  N

114       John Hancock Funds II Emerging Markets Debt Fund                                N

115       John Hancock Funds II Mid Cap Value Index                                            N

116       John Hancock Funds II Mid Cap Growth Index                                          N

Exhibit 7C – continued

Series   Fund Name                                                                   Is this the Series last filing

                                                                                          Number Series Name for this series?

                                                                                                                        (Y/N)

117       John Hancock Funds II Retirement 2010 Portfolio                                      N

118       John Hancock Funds II Retirement 2015 Portfolio                                      N

119       John Hancock Funds II Retirement 2020 Portfolio                                      N

120       John Hancock Funds II Retirement 2025 Portfolio                                      N

121       John Hancock Funds II Retirement 2030 Portfolio                                      N

122       John Hancock Funds II Retirement 2035 Portfolio                                      N

123       John Hancock Funds II Retirement 2040 Portfolio                                      N

124       John Hancock Funds II Retirement 2045 Portfolio                                      N